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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      January 23, 1996


               PIKEVILLE NATIONAL CORPORATION
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)    (Zip Code)

     Registrant's telephone number, including area code: (606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

     At its committee meeting on January 23, 1996, the audit committee of the board of directors of Pikeville National Corporation, voted to engage Ernst & Young as its independent accountants for 1996, subject to approval of the full board of directors at its next meeting. Ernst & Young replaces Crowe, Chizek and Company as registrant's independent accountants.
     During the last two most recent fiscal years and interim period prior to January 23, 1996, there have been no disagreements with Crowe, Chizek and Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.
     Crowe, Chizek and Company's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
     The registrant has requested that Crowe, Chizek and Company furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. The letter will be filed as an amendment when available.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Pikeville National Corporation




January 30, 1996             By: Richard M. Levy
                             Richard M. Levy
                             Executive Vice President
                             Chief Financial Officer